Last updated June 1, 2018

STRATEGAS ASSET MANAGEMENT, LLC

CODE OF ETHICS

STRATEGAS ASSET MANAGEMENT, LLC

CODE OF ETHICS

Strategas Asset Management, LLC (“SAM” or the “Company”) seeks to foster a reputation for integrity and professionalism. Our reputation is a vital business asset. The confidence and trust placed in us by our clients is something we value and endeavor to protect. To further this goal, SAM has adopted this Code of Ethics, which applies to each of the Company’s officers, directors and employees, as well as anyone else who provides investment advice on SAM’s behalf and is subject to SAM’s supervision and control (hereinafter referred to as “Supervised Persons”).

This Code of Ethics deals with a range of issues, including the Company’s fiduciary duties toward clients; the need to maintain the confidentiality of information of our clients and the investment advice we render to them; the prohibition on insider trading; and other aspects of Supervised Persons’ trading for their personal accounts. The Code of Ethics applies to the Company’s business activities and is available to clients and prospective clients upon request.

Supervised Persons are expected to be knowledgeable about the Company’s Code of Ethics and to adhere to the Code. SAM will take any violation of this Code of Ethics seriously. Such violations constitute grounds for disciplinary sanctions, including dismissal. If you have any questions about this Code of Ethics, please contact Mr. Charles Weber, SAM’s Chief Compliance Officer (“CCO”), for assistance and advice.

A.	General Standards of Conduct

1.    SAM’s investment advisory operations are governed by the Investment Advisers Act of 1940 (“Advisers Act”) and the rules and regulations that the U.S. Securities and Exchange Commission (the “SEC”) has promulgated thereunder, as well as the laws, rules and regulations of the Investment Company Act of 1940, as amended, with respect to SAM’s clients that are registered investment companies under that act (referred to as “Funds”). As a registered investment adviser, SAM has a fiduciary relationship with its clients. Therefore, all Supervised Persons must carry out their duties solely in the best interests of SAM’s clients and free from all compromising influences and loyalties.

2.    If a Supervised Person identifies a conflict of interest involving either SAM or a Supervised Person that could reasonably be expected to impair the rendering of unbiased and objective investment advice, the Supervised Person must report that situation to the CCO before rendering any advice to clients.

3.    Under no circumstances may a Supervised Person warrant or guarantee the future value of or return on any security or investment. Nor may he/she warrant or guarantee the success or profitability of any investment advice the Company renders.

4.    Under no circumstances may a Supervised Person misrepresent to any advisory client or prospective client the qualifications of SAM or any of SAM’s Supervised Persons or the nature of the advisory services SAM offers or the fees it charges.

5.    Under no circumstances may a Supervised Person use confidential information about a client or about an investment or potential investment of a client for the Supervised Person’s own benefit. Nor may he/she divulge information about clients or investments or potential investments of clients to any person except in the course of performing his/her duties on behalf of the Company.

6.    Under no circumstances may a Supervised Person personally receive any payment or other consideration from any party in connection with a transaction involving the client’s assets, or directly or indirectly agree to share in the profits earned or losses incurred in any client’s account.

7.    Under no circumstances may a Supervised Person lend or borrow money, securities or commodities to or from a client. This prohibition shall not apply to (a) borrowing on an arms’-length basis from a client who is a financial institution engaged in the business of making loans, or (b) the lending or borrowing of money to or from a person with whom the Supervised Person has a familial relationship.

8.    Under no circumstances may a Supervised Person make a payment or give a gift in excess of $100 per individual per year where the payment or gift relates to the business of the recipient’s employer. This prohibition does not apply to gifts to persons with whom the Supervised Person has a familial or other personal relationship. This prohibition also does not apply to ordinary and usual business entertainment hosted by SAM or any affiliated entity. 1

Similarly, a Supervised Person may not receive a payment or gift in excess of $100 per year where the payment or gift comes from any person or entity that has or will have a business relationship with SAM. This prohibition does not apply to gifts from persons with whom the Supervised Person has a familial or other personal relationship.

[1]	17 CFR § 275.206(4)-5.

9.    Under no circumstances may a Supervised Person directly or indirectly authorize or pay any rebate, bonus, fee or other consideration, to any person for business sought or procured or to any official of any governmental or regulatory body, except as expressly authorized by the Company.

10.    Under no circumstances may a Supervised Person make or cause to be made any false or misleading entry or record in the books, records or accounts of the Company or a client.

11.    Under no circumstances may a Supervised Person serve as a director or officer or hold a control position in any of the companies about which SAM renders advice.

12.    Under no circumstances may a Supervised Person or person affiliated with the Company, directly or indirectly, in connection with the purchase or sale of any securities (including “securities held or to be acquired by a Fund”): (a) employ any device, scheme or artifice to defraud; or (b) make any untrue statement or omit any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or (c) engage in any act, practice or course of business which operates or would operate as a fraud or deceit; or (d) engage in any manipulative practice. “Securities held or to be acquired by a Fund” means any security which, within the most recent 15 days is or has been held by the Fund or is being or has been considered by the Fund or SAM for purchase by the Fund, and any option to purchase or sell, and any security convertible into or exchangeable for such security. (See Rule 17j-1 of the Investment Company Act).

B.	SAM’s Code of Ethics Program

1.    SAM will provide to each Supervised Person a copy of this Code of Ethics at the time of employment and any amendments thereto, as well as a copy of SAM’s Compliance Procedures Manual. Each Supervised Person must submit a certification (a form for which is appended as Attachment A to this Code of Ethics) that he/she has read and understood the Code of Ethics and he/she recognizes that as a Supervised Person he/she is subject to and agrees to comply with the terms of this Code of Ethics. When the Company provides an amendment to the Code of Ethics to each Supervised Person, each Supervised Person must submit a certification that he/she has read and understood the amendment.

2.    At the time of employment, each Supervised Person must submit an information statement to the CCO regarding the Supervised Person’s outside business activities (a form for which is appended as Attachment B to this Code of Ethics), disciplinary history (a form for which is appended as Attachment C to this Code of Ethics), and personal securities holdings (a form for which is appended as Attachment D to this Code of Ethics). Please note that, with respect to the outside business activities form (Attachment B), SAM does not require Supervised Persons to report work performed for a SAM affiliate as an outside business activity.

3.    Annually, each Supervised Person must deliver an information statement to the CCO or his or her designee, which includes information regarding the Supervised Person’s outside business activities (a form for which is appended as Attachment B to this Code of Ethics), disciplinary history (a form for which is appended as Attachment C to this Code of Ethics), personal securities holdings (a form for which is appended as Attachment F to this Code of Ethics), and a certification that he/she has complied with the requirements of this Code of Ethics and, among other things, has disclosed all required personal securities transactions (a form for which is appended as Attachment G to this Code of Ethics).

4.    Quarterly, each Supervised Person must deliver an information statement to the CCO or his or her designee regarding the Supervised Person’s personal securities transactions (a form for which is appended as Attachment E to this Code of Ethics).

5.    SAM’s CCO or his or her designee shall review all forms required to be submitted by Supervised Persons and any documentation related thereto. Any forms required to be submitted by SAM’s CCO shall be reviewed by Nicholas Bohnsack.

C.	Reporting of Possible Violations and Anti-Retaliation

All Supervised Persons must promptly report information and/or conduct that relates to a possible violation of SAM’s Code of Ethics as well as any other possible violation of law involving SAM, its employees, or outside vendors or service providers, whether such violation has occurred, is ongoing, or is about to occur (a “Possible Violation”). Reporting of a Possible Violation should be made to the CCO. If you have a reasonable belief that the CCO is involved with the Possible Violation, reporting should be made to Nicholas Bohnsack. Such reports may be oral or in writing. If in writing, they should not be sent via e-mail. Reports need not be signed; anonymous reports will be accepted. SAM takes all reports seriously, therefore, any employee making a report should do so in good faith and not to embarrass someone or put them in a bad light.

All reports of Possible Violations will be treated as confidential. The employee’s identity will be kept confidential except to those who need to know, e.g., the CCO, General Counsel and individuals conducting an investigation, where warranted. Any person identified in the employee’s report as a potential wrongdoer will not be provided the employee’s identity.

SAM will promptly investigate the reported Possible Violation and determine what action is required. The CCO (or if the CCO is believed to be involved in the Possible Violation, Nicholas Bohnsack) shall be responsible for evaluating the report, determining whether an investigation or other action needs to be taken, and, if so, overseeing the investigation until its conclusion. The CCO (or Nicholas Bohnsack) shall also be responsible for reporting, as necessary, to the applicable governmental agency or regulatory body.

An investigation may include, but is not limited to: interviewing employees, gathering documentation, and reviewing of emails. Outside counsel may be engaged to conduct or assist in the investigation. The CCO (or Nicholas Bohnsack) will create and retain a report of the reported Possible Violation, the investigation conducted by SAM, and any action SAM takes in response thereto.

SAM will not retaliate against an employee who in good faith reports a Possible Violation under the above procedures. Nor will SAM retaliate against employees who in good faith disclose or threaten to disclose a Possible Violation to any governmental or other regulatory body as provided under applicable law including, but not limited to, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Please note that nothing in this Code of Ethics or elsewhere limits a Supervised Person’s right to report alleged wrongdoing directly to the SEC or to participate in a government-sponsored whistleblower program.

Any employee who becomes aware of (or the target of) retaliation from another employee should report such retaliation as a Possible Violation as provided above. Any employee found to have retaliated against another employee for making a good faith report of a Possible Violation under the above procedure may be subject to criminal, civil and administrative penalties as well as disciplinary action, including termination of employment.

D.	Personal Trading

1.	Preventing Insider Trading Abuse

Stiff criminal and civil penalties may be imposed upon persons who trade while in possession of “inside information” or who communicate such information to others in connection with a securities transaction. “Inside information” is defined as material non-public information about an issuer or security. Such information typically originates from an insider of the issuer, such as an officer, director, or controlling shareholder. However, insider trading prohibitions also extend to trading while in possession of certain market information. “Market information” is material non-public information which affects the market for an issuer’s securities, but comes from sources outside the issuer. Typical examples of market information, which may come from sources other than an insider, is knowledge of an impending tender offer or a market-leading block-size transaction.

To assess whether a particular situation runs afoul of the prohibition against insider trading, the following must be considered:

a)	Information is deemed “material” if there is a substantial likelihood that a reasonable investor would consider it important in making his/her investment decisions.

b)	Information is considered “non-public” if it has not been released through appropriate public media in such a way as to achieve a broad dissemination to the investing public generally, without favoring any special person or group. Unfortunately, the question of publicity is very fact-specific; there are no hard and fast rules. In the past, information has been deemed to be publicly disclosed if it was given to the Dow Jones Broad Tape, Reuters Financial Report, the Associated Press, United Press International, or one or more newspapers of general circulation in the New York City area. On the other hand, public dissemination is not accomplished by disclosure to a select group of analysts, broker-dealers and market makers or via a telephone call-in service for investors.

c)	By virtue of SEC Rule 10b5-1, a person will be presumed to have traded “on the basis” of inside information if he/she was aware of the material, non-public information when he made the purchase or sale. Notwithstanding this presumption, a trader will not be deemed to have traded on inside information if he/she can show that: (a) before becoming aware of the information, he/she had (i) entered into a binding contract to buy or sell the security, which contract adequately specified the terms of the trade or did not permit the trader to exercise subsequent influence over the trade details; (ii) provided instructions to another person to execute the trade or (iii) adopted a written plan for trading the securities, and (b) the purchase or sale that occurred was pursuant to the contract, instruction or plan. An entity other than a natural person may also escape the presumption of trading on the basis of inside information if the entity can show that the person who made the investment decision on behalf of the entity was not aware of the information, and if the entity had implemented reasonable policies and procedures to ensure against insider trading violations.

d)	SEC Rule 10b5-2 addresses the question of when insider trading liability arises from the misappropriation of confidential information in the context of a family or other personal relationship. Under this rule, a person receiving confidential information could be liable for insider trading where: (i) the person agreed to keep the information confidential; (ii) a reasonable expectation of confidentiality can be implied from the fact that the parties to the communication have a history or practice of sharing confidences; or (iii) the person supplying the information is a spouse, partner, child or sibling of the person who receives the information, unless there is an affirmative showing based on the particular circumstances of the family relationship that there was no reasonable expectation of confidentiality.

e)	The selective disclosure of material non-public information by corporate insiders may lead to insider trading violations by an outsider under the following conditions:

(i)	the insider intentionally breached a duty of confidentially owed to the issuer’s shareholders;

(ii)	the insider received some personal benefit from this breach, either by way of monetary gain or a reputational benefit that could translate into future eammgs:

(iii)	the outsider knew or should have known that the insider breached a duty by disclosing the information; and

(iv)	the outsider acts with a mental state showing intent to deceive, manipulate or defraud.

f)	An outsider might also run afoul of the prohibition against insider trading under a “misappropriation” theory. This theory applies to those who trade on information they have taken in breach of some fiduciary duty, even though that may not be a duty to the issuer’s shareholders. An example of this would be an employee of an investment adviser who trades while in possession of material, non-public information (including, among others, information that the Company’s Investment Team is considering purchasing or selling certain securities for an advisory client) he/she learns in the course of his/her advisory duties.

g)	When obtaining material information about an issuer from insiders of a particular company, securities analysts or any other source, Supervised Persons must be mindful that the information may be private, confidential or otherwise non-public.

h)	If you suspect that, or are unsure whether, you or the Company has learned material, non-public information about an issuer, you must take the following steps:

(i)	Report the information and any proposed trade in that security to the CCO.

(ii)	Do not buy or sell the securities for your own account or cause anyone else to trade in the securities until otherwise instructed.

(iii)	The CCO, in consultation with others, will determine whether the information is inside information. If the CCO determines that the information is not inside information, Supervised Persons may take action based upon that information. If the CCO concludes that the information is inside information, the CCO must immediately take steps to add the securities of the subject company to the list of securities for which Supervised Persons may not enter into personal securities transactions (the “Restricted List”).[2]

(iv)	SAM and SAM’s Supervised Persons may not trade or cause anyone else to effect a trade in a security (or any related security) while in possession of inside information, or disclose inside information to any person (outside of SAM or any person in SAM) unless that person has an official need to know the information.

(v)	When the inside information has become publicly known, the CCO will cause the securities to be removed from the Restricted List.

i)	The CCO or his designee shall maintain and update, as necessary, the “Restricted List.” In addition to securities of which the Company has material, non-public information, the “Restricted List” shall include any securities which the Company’s Investment Committee is considering purchasing or selling for an advisory client. The Investment Team shall inform the CCO of the securities being considered. Supervised Persons may not on their own trade in a personal account or cause anyone else to effect a trade on their behalf in a security (or any related security) while such security (or related security) is on the “Restricted List.” The CCO or his designee shall make available the current Restricted List to all Supervised Persons.

j)	The “Restricted List” prohibition does not apply to the following circumstances: (1) securities transactions occurring pursuant to an automatic investment plan as permitted by Rule 10b5- l; (2) securities transactions effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities; or (3) securities transactions effected due to stock dividends, dividend reinvestments, stock splits, reverse stock split, mergers, consolidations, spin-offs, or any other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

k)	If for any reason a Supervised Person believes special circumstances should allow such Supervised Person to engage in a securities transaction in a security on the “Restricted List”, the Supervised Person must deliver a special request in writing to the CCO or his designee (a form for which is appended as Attachment H to this Code of Ethics). The CCO or his designee may request any additional information with respect to such request and may deny the request to engage in the securities transaction for any reason. The CCO or his designee shall only grant approval if a requested securities transaction is consistent with the purposes of this Code of Ethics and applicable law. Documentation of the approval/ denial of the request and any other documentation related thereto shall be maintained for at least five years after the end of the fiscal year in which the approval/ denial was issued. Any special request to engage in a securities transaction by the CCO shall be reviewed and approved/ denied by Nicholas Bohnsack.

SAM permits Supervised Persons to buy and sell shares of our Fund clients without obtaining pre-approval from SAM. However, as noted below, these Fund shares are treated as a Reportable Security.

[2]	Internally, this list is also referred to as the blackout list.

The CCO or his designee will monitor Supervised Persons’ compliance with the “Restricted List” prohibition through a review of the various reports submitted by Supervised Persons. SAM will not be responsible for any losses in personal accounts arising from the implementation of this Code of Ethics.

2.	Additional Restrictions and Reguired Conduct to Prevent Personal Trading Abuses

Because SAM is paid to provide independent research to clients, concerns may arise where employees also trade for their own accounts. To prevent even inadvertent violations of the ban on insider trading, or even the appearance of impropriety regarding other forms of personal trading, the following standards of conduct must be observed:

1.	All information about clients, including - but not limited to - the value of accounts, securities bought, sold or held, current or proposed business plans, trading strategies, confidential financial reports or projections, borrowings, etc. must be held in strictest confidence.

2.	Under no circumstances may action be taken for client accounts in order to benefit a Supervised Person’s account, those of his/her immediate family members or those of affiliates of SAM. For purposes of this Code of Ethics, “immediate family” means the spouse, minor children and any other close relative who shares the same house as the Supervised Person for whom the Supervised Person provides financial support.

3.	No Supervised Person shall recommend any securities transaction for an advisory client without having disclosed to SAM his/her interest, if any, in such securities or the issuer of the securities, including without limitation: (1) his/her direct or indirect beneficial ownership of any securities of such issuer; (2) any transaction by such person in such securities; (3) any position with such issuer or its affiliates; and (4) any present or proposed business relationship between such issuer or its affiliates and such Supervised Person or any party in which such Supervised Person has a significant interest.

4.	Supervised Persons may take an investment position in securities (pursuant to the requirements herein) which are held in a client’s account. A Supervised Person may not take a short position in any security for which a client account has a long position.

3.	“Access Person” Requirements

Special personal trading requirements are imposed on an investment adviser’s Access Persons. An “Access Person” is any Supervised Person who, in connection with his/her regular functions or duties, has access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any clients, or who is involved in making securities recommendations to clients or has access to such recommendations that are non-public.

SAM voluntarily imposes the requirements of Access Persons as defined in the Investment Advisers Act of 1940 upon all Supervised Persons of the Company and imposes the duties described in the Company’s Code of Ethics upon them. (The Code of Ethics will refer to Access Persons as Supervised Persons.)

a)	Prior Approval of Certain Securities Transactions

Under Advisers Act Rule 204A-1, Supervised Persons may not purchase or otherwise directly or indirectly acquire any direct or indirect beneficial ownership of any security in a U.S. Initial Public Offering (an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) or a U.S. Limited Offering (an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(a)(2) or 4(a)(6) or pursuant to Rules 504 or 506 thereunder, i.e., a private placement) without receiving prior written permission from the CCO.

Procedures for a Supervised Person to request approval to engage in a securities transaction with respect to an initial public offering or a limited offering are outlined in Section C.2.d. above.

b)	Supervised Person Reporting Requirements

Under Adviser Rule 204A-1, every Supervised Person must submit to the Company an Initial Holding Report (Attachment D), a Quarterly Transaction Report (Attachment E) and an Annual Holdings Report (Attachment F) containing the information set forth below about all security holdings covered by the reports and any transactions by which the Supervised Person acquires any direct or indirect beneficial ownership 3 of a Reportable Security.

For purposes of this Code of Ethics, the term “Reportable Security” has the meaning set forth in Section 202(a)(l8) of the Investment Advisers Act and therefore means virtually any security,4 except that it does not include the following securities which are referred to in this Code of Ethics as “Non-Reportable Securities”:

•	direct obligations of the U.S. Government,

•	bankers’ acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements),

•	shares issued by money market funds;

•	shares issued by open-end investment companies (other than Funds for which SAM serves as investment adviser or sub-adviser); and

•	shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds[5]

Generally, if a SAM Supervised Persons wishes to purchase or sell a security for his/her personal account that is also held in a model portfolio, he/she must obtain pre-clearance and must attest that he/she is not aware of any material, non-public information related to that security. A black-out period will also apply prohibiting any SAM Supervised Person from purchasing or selling a security for his/her personal account, which period will begin 7 days before an anticipated update to a model portfolio and continuing for 7 days after the model update has been released and trades have been completed for the Fund and other accounts managed by SAM using the same model portfolio. These restrictions do not apply to accounts of Supervised Persons that are managed by SAM with discretion and that are traded along with the other client accounts using the same model. These restrictions also do not apply to purchases or sales of mutual funds or ETFs (other than those for which SAM serves as investment adviser or sub-adviser).

A Supervised Person must also report the names of all brokers, dealers or banks with which the Supervised Person maintains an account in which ANY securities are held for the Supervised Person’s direct or indirect benefit, even if the only securities in those accounts are Non-Reportable Securities, except that:

•	Holdings and Transaction Reports need not disclose securities held in accounts over which the Supervised Person has no direct or indirect influence or control.

•	Transaction Reports need not disclose transactions effected pursuant to an automatic investment plan, except where such a plan has been overridden. An “automatic

[3]	The term “beneficial ownership” as used in this Code of Ethics is to be interpreted by reference to Rule 16a- I under the U.S. Securities Exchange Act of 1934, as amended. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. The term “pecuniary interest” means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. The term “indirect pecuniary interest” includes, but is not limited to (a) securities held by members of the person’s immediate family sharing the same household (presumption of such beneficial ownership may be rebutted); (b) a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership; (c) a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; (d) a person’s right to dividends that is separated or separable from the underlying securities; (e) a person’s interest in securities held by a trust; and (t) a person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.
[4]	As Section 202(a)(l 8) is extremely broad, all transactions in financial instruments or other similar types of transactions must be reported unless specifically excluded as stated above or unless the Access Person has been advised by the CCO that such instruments do not constitute securities.
[5]	17 CFR § 275.204A-I.

investment plan” means a program in which regular, periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation.[6]

Any questions as to whether a security holding or securities transaction is covered by these reporting requirements should be addressed to the CCO or his designee.

(i)	Initial Reports

Within 10 days after an Supervised Person joins the Company, he/she is required to supply the CCO or his designee with an Initial Report of Securities Holdings (Attachment D), listing all securities holdings required to be reported. The information in the Initial Report of Securities Holdings must be current as of a date not more than 45 days prior to the individual’s becoming a Supervised Person or - for initial reports of existing Supervised Persons — the date the report is submitted.7

The Initial Report of Securities Holdings must contain the following information:

•	For each security in which the Supervised Person or his/her immediate family has any direct or indirect beneficial ownership:

1.	the title and type of security;

11.	the security’s ticker symbol or CUSIP number (if available);

iii.	number of shares;

1v.	principal amount; and

v.	the name of any broker-dealer or bank with which the Supervised Person (or any member of his/her immediate family) maintains an account in which securities are held for the Supervised Person’s direct or indirect benefit.[8]

•	If any securities held are Non-Reportable Securities, the only information required to be provided in respect to those securities is that specified in (v) immediately above.[9]

If no securities of any kind are held, a Supervised Person can write “No Securities Held”, sign and date the form and submit it.

[6]	17 CFR § 275.204A- l.
[7]	17 CFR § 275.204A-1.
[8]	17 CFR § 275.204A-1.
[9]	17 CFR § 275.204A-1.

(ii)	Transaction Reports

Each Supervised Person must provide a quarterly transaction report (Attachment E) of all Reportable Securities transactions to the CCO or his designee within 30 days after quarter end. The quarterly transaction report must include the following information:

1.	the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

11.	the nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

m.	the price at which the transaction was effected; and

1v.	the name of the broker, dealer or bank with or through whom the transaction was effected.[10]

If no securities transactions occurred in a Reportable Security during the quarter, the Supervised Person can write “No Transactions” on the form, sign, date and submit the form.

(iii)	Annual Reports

Every Supervised Person must submit an annual securities holdings report (Attachment F) to the CCO or his designee, no later than 30 days after the end of each year (December 31st) containing the information stated above for the Initial Reports.11

(iv)	Alternative Method for Reporting of Securities Holdings and Transactions

In lieu of listing the securities information described above on the Initial Holdings, Quarterly Transaction and/or Annual Holdings Reports, a Supervised Person can satisfy this requirement by signing, dating and filing a copy of a securities account statement(s) listing all of his or her securities holdings or transactions, so long as the securities account statement(s) provides the relevant information for the respective report as described above. 12

Regardless of the method used for reporting the required securities information, all Supervised Persons must sign and submit the appropriate Initial Holdings Report (Attachment D), Quarterly Transaction Report (Attachment E), or Annual Holdings Report (Attachment F) within the time periods described above.

[10]	17 CFR § 275.204A- I.
II	17 CFR § 275.204A-l.
[12]	17 CFR § 275.204A-l.

F.	Political Activities (“Pay-to-Play” Rule)

In this subsection, all references to the CCO include the CCO or his or her designee.

1.	Purpose

Securities and Exchange Commission (“SEC”) Rule 206(4)-5 is designed to address conflicts of interest in the process by which U.S. state and local governments select advisers. The intent of Rule 206(4)-5 is to remove the connection between political contributions to U.S. state and local officials and the awarding of government and public pension investment advisory business (i.e., “pay-to-play” practices). SEC Rule 206(4)-5 accomplishes this primarily by:

•	Prohibiting federally registered investment advisers from being compensated for investment advisory services provided to a Government Entity for two years after the adviser or any Covered Associate of the adviser makes a Political Contribution to an Official of that Government Entity in excess of certain de minimis levels;

•	Prohibiting an adviser and its Covered Associates from soliciting or coordinating (i) Political Contributions to an Official of a Government Entity to which the adviser is providing or is seeking to provide advisory services, or (ii) payments to a political party of a state or locality where the adviser is providing or seeking to provide services to a Government Entity;

•	Only allowing employees of the investment adviser and certain regulated entities to solicit investment advisory business from Government Entities.

The capitalized terms used above are defined below.

It is SAM’s policy that it and its Supervised Persons, consultants or affiliates shall not make, or direct or solicit any other person to make, any political contribution or provide anything else of value for the purpose of influencing or inducing the retention of investment advisory business.

2.	Definitions

Political Contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for the purpose of influencing any election for federal, state or local office. This includes payments for debts incurred in such an election, as well as transition or inaugural expenses incurred by the successful candidate for state or local office.

Volunteer services provided to a campaign by employees on their own personal time are not treated as Political Contributions. The rule also generally does not apply to charitable contributions.

Covered Associate means any of the following:

•	a general partner, managing member or executive officer of SAM, or other individual with a similar status or function;

•	an employee who solicits a Government Entity for SAM and any person who directly or indirectly supervises such employee;

•	any political action committee (“PAC”) controlled by SAM or any Covered Associate identified above.

For purposes of this pay-to-play policy, SAM treats all of its Supervised Persons as Covered Associates, regardless of whether or not the Supervised Person meets the definition set forth above.

Solicit means, with respect to a contribution or payment, to communicate directly or indirectly for the purpose of obtaining or arranging a contribution or payment. With respect to investment advisory services, Solicit means to communicate directly or indirectly for the purpose of obtaining or retaining a client for, or referring a client to, an adviser. The following are examples of when such solicitation could result:

•	Leading, participating in or merely being present at a sales/solicitation meeting with a Government Entity, such as a government pension plan or general fund;

•	Otherwise holding oneself out as part of the investment advisory services sales/solicitation effort with a Government Entity;

•	Signing a submission to a “Request for Proposal” in connection with investment advisory services business with a Government Entity;

•	Receiving a finder’s fee for helping SAM to obtain or retain investment advisory services business with a Government Entity; and

•	Making introductions between state or local government officials and one or more SAM Covered Associates.

Government Entity means any U.S. state or political subdivision of a U.S. state, including any agency, authority or instrumentality of the state or political subdivision; any pool of assets sponsored or established by the state or political subdivision or any agency, authority, or instrumentality thereof (such as a defined benefit pension plan, separate account or general fund); a plan or program of a government entity (such as 529, 403(b), or 457 plans); and officers, agents, or employees of the government entity acting in their official capacity.

Coordinating Political Contributions means bundling, pooling, delivering or otherwise facilitating the Political Contributions made by other persons.

Official of a Government Entity is someone who can influence the hiring of an investment adviser for a Government Entity. This term includes someone who has the sole authority to select advisers for the Government Entity; someone who serves on a governing board that selects advisers; or someone who appoints those who select the advisers. It includes an incumbent, a candidate, or a successful candidate for elective office. Note that it can also include a candidate for federal office, if that person is a covered state or local official at the time the contribution is made

3.	Prohibited Conduct

A.	No Covered Associate may make any Political Contribution to any Official of a Government Entity unless such Political Contribution has first been approved by the CCO. Failure to comply with this requirement may result in SAM’s being barred from receiving compensation for supplying advisory services to such Government Entity or to certain investment pools in which the Government Entity invests for a two-year period.

Although Rule 206(4)-5 applies only to fundraising activities and does not prevent Covered Associates from expressing support for candidates in other ways, such as by volunteering their time, it is SAM’s policy that any Covered Associate who wishes to provide his/her time on a voluntary basis to a political campaign or PAC must seek the pre-approval of the CCO.

Covered Associates may obtain the approvals specified in this section from the CCO by completing a Political Contribution Request Form (appended as Attachment I to this Code of Ethics). The CCO will review and evaluate each request to determine whether the activity is permissible based upon the requirements of Rule 206(4)-5 and other SAM policies. Covered Associates and their immediate supervisor(s) will be notified in writing of the CCO’s final determination.

B.	A Covered Associate may not, without the prior written consent of the CCO, solicit or co-ordinate: (i) Political Contributions to an Official of a Government Entity, or (ii) payments to a political party of a state or locality. Covered Associates must use the Political Contribution Request Form to request approval for such activities.

C.	A Covered Associate may not compensate a third party for Soliciting advisory business from a Government Entity unless the arrangement with the third party has first been approved by the CCO.

D.	A Covered Associate may not establish, control, contribute to, or otherwise be involved with a PAC without receiving pre-approval from the CCO.

E.	A Covered Associate may not perform any act which would result in a violation of Rule 206(4)-5 and/or this Pay-to-Play Policy, whether directly or indirectly, or through or by any other person or means. This means that Covered Associates may not use other persons or entities, including SAM affiliates, placement agents, or third-party PACs, as “conduits” to circumvent Rule 206(4)-5 and/or this Pay-to-Play Policy. Contributions made by others (for example, spouses, family members, placement agents, consultants, attorneys, businesses, etc.) at the direction or suggestion of a Covered Associate are considered to be made by that Covered Associate for purposes of this policy.

F.	No Covered Associate may undertake any political activity (i) using the SAM name, (ii) during SAM working hours, (iii) on SAM premises and/or (iv) with the use of any SAM equipment, property, funds or personnel without obtaining the CCO’s pre-approval.

4.	Initial Political Contribution Disclosure Form and Quarterly Political Contribution Certification Form

Upon hire, each Covered Associate shall be required to disclose their Political Contribution activity for the prior two-year period on the form appended to this Code of Ethics as Attachment J.

Within 30 days after the end of each calendar quarter, each Covered Associate must submit a Quarterly Political Contribution Certification Form (see Attachment K). This certification must be submitted to the CCO. The certification is intended to capture information regarding the Covered Associate’s political activity during that calendar quarter. Covered Associates must complete the certification to either (1) acknowledge that he or she did not engage in any prohibited political activity, or (2) disclose all of the Covered Associate’s political activity during the calendar quarter, including any political activity for which the Covered Associate received pre-clearance.

In order to protect the privacy of Covered Associates, the initial and quarterly records shall be treated as confidential and may only be reviewed by person(s) with a “need to know” or for purposes of making necessary disclosures to the SEC, if required.

G.	Administration and Procedural Matters

The CCO conducts inspections or investigations as are reasonably required to detect and report any apparent violations of this Code of Ethics. The CCO shall also maintain and cause to be maintained, in an easily accessible place, the following records11:

1.	a copy of all versions of SAM’s Code of Ethics in effect or adopted in the past five years;

11.	a record of any violation of any such Code of Ethics and of any action taken as a result of such violation;

111.	a copy of each report made by the CCO during the past five years;

1v.	a list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics with an appropriate description of their title or employment; and

v.	a copy of each report made by a Supervised Person as required above, including any information provide in lieu of the reports (i.e., personal account statements), during the past five years.

G.	Sanctions

Upon discovering that a Supervised Person has not complied with the requirements of this Code of Ethics, the CCO may impose on such Supervised Person whatever sanctions the CCO deems appropriate, including among other things, a letter of censure, suspension or termination of such Supervised Person with the Company and/or a monetary fine. In addition, where judged to be appropriate by the CCO, the CCO may require a Supervised Person to rescind, cancel or otherwise break any securities transactions that the CCO determines has been entered into in violation of this Code of Ethics.

[13]	The Investment Company Act of 1940 requires investment advisers that are not a majority-owned subsidiary of the registered investment company to maintain and preserve records that are necessary or appropriate to record the adviser’s transactions with the registered investment company, and to maintain for at least six years such accounts, books and other documents as are required by the rules of the Advisers Act to the extent such records are necessary or appropriate to record the adviser’s transactions with the F

Subject to all applicable privileges and protections

Attachment A

FORM OF CERTIFICATION OF SUPERVISED PERSONS

Chief Compliance Officer:

I hereby certify that I have read and understand the Code of Ethics, as amended, and the Compliance Procedures Manual, as amended, of Strategas Asset Management, LLC, and will comply with them.

I also agree to file all forms, reports and certifications required by the Code of Ethics of Strategas Asset Management, LLC.

Signature:

Name:

Title:

Subject to all applicable privileges and protections

Attachment B

OUTSIDE BUSINESS ACTIVITY FORM

Attention:                         Chief Compliance Officer

I hereby certify that the following are my outside business activities:

Outside Business Activity: Registered Representative of Strategas

Securities, LLC an affiliate of Strategas Asset Management, LLC

Outside business activities include, but are not limited to, the following:

•	self-employment;

•	receiving compensation from another person or company;

•	serving as an officer, director, partner, or consultant of another business organization (including a family owned company);

•	becoming a general or limited partner in a partnership or owning any stock in a business, unless the stock is publicly traded and no control relationship exists;

•	serving with a governmental (federal, state or local) or charitable organization whether or not for compensation.

For purposes of this form, outside business activities do not include work that I perform for an affiliate of Strategas Asset Management, LLC.

OR

I am not involved in any outside business activities. Please initial:

*****

I declare that the information given above is true and accurate:

Signature of Supervised Person Print Name	Date

Subject to all applicable privileges and protections

Attachment C

EMPLOYEE DISCLOSURE OF DISCIPLINARY HISTORY

To the Chief Compliance Officer:

Except as disclosed on the attached form, I have never:

•	been charged with, convicted of or pleaded guilty or nolo contendere (no contest) to any felony or misdemeanor;

•	been enjoined by a U.S. or foreign court in connection with any investment-related activity or found to have been involved in a violation of investment-related statutes or regulations;

•	been found by any U.S. or foreign federal or state regulatory agency to have made a false statement or omission or been dishonest, unfair or unethical; or to have been involved in a violation of investment-related laws or rules; or to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted;

•	been a defendant in an investment-related civil action brought by a state or foreign financial regulatory authority in a U.S. or foreign court;

•	had my license or authority to conduct an investment-related activity denied, suspended, revoked or restricted by a U.S. or foreign governmental or other regulatory body;

•	had an authorization to act as an attorney, accountant, or federal contractor revoked or suspended;

•	had any order regarding an investment-related activity entered against me by any foreign or U.S. regulatory agency;

•	been found by a self-regulatory organization or commodities exchange to have been involved in a violation of its rules or to have made any false statement or omission; or

•	otherwise been disciplined by a self-regulatory organization, commodities exchange or foreign financial regulatory authority.

                     “None”

If any of the foregoing apply to you, please furnish a complete description of the disciplinary event, including, date, caption of the proceeding, the court or other regulatory body taking the action and a description of the charges and the outcome. If you are currently a party to a proceeding that could result in a “yes” answer to any of the above, please explain. No information needs to be given with respect to minor traffic offenses. Indicate “None” if applicable.

I hereby represent that this information is true and accurate. I further represent that I have disclosed all disciplinary events.

Signed:

Name:

Date:

Subject to all applicable privileges and protections

DISCIPLINARY HISTORY

Date:

Caption of Proceeding:

Court:

Description of Charges:

Outcome:

Explanation:

I hereby represent that this information is true and accurate.

Signed:

Name:

Date:

Attachment D

INITIAL REPORT OF SECURITIES HOLDINGS

To the Chief Compliance Officer:

On the date indicated below, the following are securities of which I, my family (spouse, minor children or adults living in my household for whom I provide financial support) or trusts of which I am trustee, possessed direct or indirect “beneficial ownership,” and which are required to be reported pursuant to the Code of Ethics.

If you hold non-reportable securities (Please use additional reports if necessary):

Name of Institution with which Securities are Held	“Non-Reportable Securities Only”
”
”
”
”

For Reportable securities (Please Use additional reports if necessary):

Name and Type of Security	Stock Symbol or CUSIP number (if any)	No. of Shares	Principal Amount	Name of Institution with which Securities are Held

If there were no such securities or accounts, I have so indicated by typing or printing “No Securities Held” in the box above.

This report may (i) exclude holdings with respect to which I or my immediate family, had no direct or indirect influence or control, (ii) exclude any other holdings not required to be reported under the Code and (iii) exclude any security which neither I nor my immediate family did not directly or indirectly beneficially own.

I hereby represent that I have disclosed or reported all personal securities holdings required to be disclosed or reported pursuant to the requirements of the Code of Ethics of Strategas Asset Management, LLC on the form above or via the attached brokerage statement(s).

Date:	Signature:

Position:	Print Name:

Attachment E

QUARTERLY REPORT OF SECURITIES TRANSACTIONS

To the Chief Compliance Officer:

On the dates indicated, the following transactions, if any, were effected in securities of which I, my family (spouse, minor children or adults living in my household for whom I provide financial support) or trusts of which I am trustee, participated or acquired, direct or indirect “beneficial ownership,” and which are required to be reported pursuant to the Code of Ethics.

If no such transactions were effected, but I hold reportable securities, I have so indicated by typing or printing “No Transactions” in the box below.

If I have only bought or sold non-reportable securities during the quarter, or currently hold only non-reportable securities I have so indicated by typing or printing “Non-Reportable Securities Only” in the box below.

If I neither hold nor transacted in reportable or non-reportable securities during the quarter, I have so indicated by typing or printing “No Securities Held” In the box below.

Name of Security	Date of Transaction	No. of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Name of Institution through which Transaction Took Place

This report may (i) exclude transactions with respect to which I or my immediate family, had no direct or indirect influence or control, (ii) exclude any other transactions not required to be reported under the Code and (iii) exclude any security which neither I nor my immediate family directly or indirectly beneficially own.

I hereby represent that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics of Strategas Asset Management, LLC on the form above or via the attached brokerage statement(s).

Date:	Signature:

Position:	Print Name:

Attachment F

ANNUAL REPORT OF SECURITIES HOLDINGS

To the Chief Compliance Officer:

As of December 31, 20    , the following are securities and accounts of which I, my family (spouse, minor children or adults living in my household for whom I provide financial support) or trusts of which I am trustee, possessed direct or indirect “beneficial ownership,” and which are required to be reported pursuant to the Code of Ethics.

If you hold non-reportable securities (Please use additional reports if necessary):

Name of Institution with which Securities are Held	“Non-Reportable Securities Only”
”
”
”
”

For Reportable Securities (Please use additional reports if necessary)

Name and Type of Security	Stock Symbol or CUSIP number (if any)	No. of Shares	Principal Amount	Name of Institution with which Securities are Held

If there were no such securities or accounts, I have so indicated by typing or printing “No Securities Held” in the box above.

This report may (i) exclude transactions with respect to which I or my immediate family, had no direct or indirect influence or control, (ii) exclude any other transactions not required to be reported under the Code and (iii) exclude any security which neither I nor my immediate family directly or indirectly beneficially own.

I hereby represent that I have disclosed or reported all personal securities holdings required to be disclosed or reported pursuant to the requirements of the Code of Ethics of Strategas Asset Management, LLC on the form above or via the attached brokerage statement(s).

Date:	Signature:

Position:	Print Name:

Attachment G

SUPERVISED PERSON’S ANNUAL DECLARATION TO THE COMPANY

I hereby certify that, except as provided below, I have at all times since my previous annual declaration been in compliance with Company policies as follows:

1.	I have informed the Company of all outside business activities for which I have received either direct or indirect compensation.

2.	I have not engaged in any activities in violation of the Company’s policy on insider trading.

3.	I have not made or received gifts or gratuities over $100 from persons whose employers have a business relationship with the Company and have reported all of my business entertainment to the Company.

4.	I have not, directly or indirectly (including through a family member or political action committee), made a political contribution to any official of a government entity or solicited or coordinated contributions for an official of a government entity or political party, without prior Company approval.

5.	I have reported to SAM all possible violations of the federal securities laws, the Code of Ethics and the Compliance Procedures Manual of which I am aware.

6.	I have not used any social networking media to communicate concerning SAM’s business (unless approved in writing by the CCO).

7.	I have complied with the requirements of the Code of Ethics and the Compliance Procedures Manual.

To the extent one of these statements is not true and correct in my case, I have first spoken (orally) with the Chief Compliance Officer and then documented the exception below.

I hereby certify that I have completed this form to the best of my knowledge and that I believe the information above is true and correct.

Supervised Person Signature	Date

Attachment H

REQUEST FOR PERMISSION TO

ENGAGE IN PERSONAL SECURITIES TRANSACTION

Your Name: Date:

Broker/Account#

Buy Sell Sell Short

Quantity: Security (Symbol):

Other information:

(If Applicable) Last Date of Contact with Company Insider:

The rationale behind this trade derives only from my own research and opinions about the market based on publicly available sources. If that is not the case, I have provided a complete and accurate description of the rationale below.

Signature: Date:

************ Below for Compliance use only ************

Approved Not Approved

Signature: Date:

Attachment I

POLITICAL CONTRIBUTION REQUEST FORM

FOR COVERED ASSOCIATES

Name:

Department:

Title/Position:

Home Address:

City, County, State, Zip Code:

NOTE: Pre-Approval is not needed/or: personal Political Contributions to candidates/or Federal office who are not State or local officials at the time of the contribution.

Check at least one of the following:

                    I am requesting approval to make a Political Contribution.

(Complete Addendum 1)

                    I am requesting approval to volunteer for a political campaign or PAC.

(Complete Addendum 2)

                    I am requesting approval to Coordinate or Solicit Political Contributions or payments to a political party of a state or locality, including fundraising

(Complete Addendum 2)

Note: Covered Associates are prohibited from (1) establishing, controlling, contributing to or otherwise being involved with a PAC; (2) compensating a third party for Soliciting advisory business from a Government Entity; or (3) undertaking any political activity using the Company’s name, during the Company’s working hours, on the Company’s premises, or with the use of the Company’s equipment, property, funds or personnel, without receiving pre-approval from the CCO.

By signing below, I certify that the Political Contribution or activity described in the attached is accurate, and the proposed Political Contribution or activity is not made to influence or induce the obtaining or retaining of investment advisory services business for the Company.

Signature	Date:

Addendum 1 or Addendum 2 must accompany this form

[Compliance Department Approval/Disapproval]

Approval:	Date:

Addendum 1

Description of Political Contribution

Proposed Date of Contribution:

Proposed Amount of Contribution: $        Payable to:

If Contribution ls In-Kind or Other Than Cash or Check Indicate Its Nature:

List Previous Contributions to this Candidate/Political Organization (Dates And Amounts):

Is the Contribution to be made by a PAC?

If yes, provide name/type/jurisdiction of PAC

If Contribution is to a Candidate, Officeholder, or Campaign, Provide the Information Below:

Name of Candidate/Officeholder:

Are You Entitled To Vote for This Candidate/Officeholder:    Yes                 No

Date of Election:

Type of Election (Primary, General, Special or Run-off):

Office Candidate/Officeholder Seeks:

Jurisdiction of Office Sought (City, County, State, Federal):

Office Candidate/Officeholder Currently Holds, if any:

Jurisdiction of Office Candidate/Officeholder Currently Holds (City, County, State,  Federal):

If Contribution is to a Political Organization (such as a Political Party or PAC), Provide the Information Below:

Name of Organization:

Type of Organization: Political Party:                PAC:                Other:                (Describe)

Jurisdiction Covered by Organization (City, County, State, Federal):

If Recipient is a Political Party, Are You Entitled to Vote in the Above Jurisdiction:

Yes                  No

Addendum 2

Description of Volunteer Activity/Solicitation or Coordination of Political Contributions

Name of Beneficiary (Officeholder, Candidate, Campaign, Political Party, Political Organization Benefiting from Volunteer Activity, or Soliciting or Coordinating Contributions):

Type of Beneficiary (Check One):

Candidate/Officeholder/Campaign

Political Party

PAC

Other             (describe)

Office Candidate Seeks and Jurisdiction, if applicable:

Office Candidate Currently Holds, if any, and Jurisdiction:

Part 2

Describe Nature of Activity, including the proposed dates:

(2)    How Many Hours Do You Expect to Devote to Activity?

(3)    Will You Engage In Volunteer Activity During Working Hours?

Yes            No

If Yes, how many hours?

(4)    Will You Use Company Resources (Such As Office Space, Personnel, Secretary, Equipment, Phones, Copiersor Computer)?

Yes            No

If Yes, describe in detail:

(5) Will You Make Expenditures From Personal Funds in Connection With Activity?

Yes                   No

If Yes, describe in detail:

Attachment J

INITIAL POLITICAL CONTRIBUTION DISCLOSURE FORM

Name:

Department:

Title/Position:

From:            Chief Compliance Officer

Subject:              SEC Rule 206(4)-5 Initial Political Contributions Disclosure -

SEC Rule 206(4)-5 prohibits investment advisers from engaging in investment advisory services business with a Government Entity when Political Contributions have been made directly or indirectly to certain officials of that entity by the investment adviser or its “Covered Associates.”

The form requires the disclosure of all applicable Political Contributions for the past two years, from the date you complete the form. Any Political Contributions disclosed will be kept strictly confidential and will only be used for purposes of Rule 206(4)-5 compliance and legally required recordkeeping.

What must be reported:

(I)	Any Political Contribution to a state or local official or candidate’s campaign, or to any state or local political party committee, political committee ( , a PAC) or any other political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. This includes contributions to a federal candidate who is a state or local official at the time of the contribution ( a Governor running for U.S. Senate).

(2)	Any PAC that you control and Political Contributions to persons or entities described in (I) that were made by such PAC.

Do not report under (1) or (2):

•	Contributions to candidates for federal office who are state or local officials at the time of the contribution; and

•	Contributions to PACs, which only make contributions to Federal incumbents or candidates for Federal office and who do not hold State or local office at the time of the contribution.

Definitions:

Political Contribution - any gift, subscription, loan, advance, or deposit of money or anything of value made: (i) for the purposes of influencing any election for federal, state or local office; (ii) for payment of debt incurred in connection with any such election; or (iii) for transition or inaugural expenses incurred by the successful candidate for state or local office. This includes not only monetary contributions (such as a contribution check) but also in-kind contributions (such as payment for services or use of individual’s resources to benefit a campaign or committee).

Covered Associates - SAM treats all of its Supervised Persons as Covered Associates.

Questions regarding completion of this form should be directed to the CCO.

Political Contributions Disclosure Form - include Political Contributions made to state or local officials or candidates, or state/local political parties or Political Action Committees (“PACs”) for the previous two years from today’s date of:        /     /        . (Enter Today’s Date)

Contributions to Officials, Political Candidates, or to PACs or state/local Political Parties that were earmarked for a specific official or candidate

Recipient of the Contribution (candidate, officeholder)	Amount (and form if other than cash or check)	Date of Contribution	Political Office Held by Candidate at Time of Contribution (if any)	Office (mayor, governor, etc.) for which Candidate Was Running	Political Subdivision (city, county, state, federal)	Type of election (primary, general, runoff)

Contributions to State I Local Political Parties or PACs

Name of Recipient Political Party or Political Action Committee	Amount (and form if other than cash or check)	Date of Contribution

Name of any PAC that you control, and Contributions made by the PAC to Officials, Political Candidates, Political Parties or PACs

Name of the PAC you control and the Recipient official, candidate, political party or PAC	Amount (and form if other than cash or check)	Date of Contribution

If a contribution was to a candidate or party committee, were you entitled to vote for the candidate or in the jurisdiction covered by the party committee?     Yes         No         N/A

Check here N/A if no contributions were made during the review period.

I certify that this information is complete and accurate.

Signature:	Name:
Position:

Home Address:                    Street Address

City	County	State	Zip Code

Have you moved within the past two years? Yes          No          If “Yes,” please note date and complete below:

Prior Home Address:

                                    Street Address

City	County	State	Zip Code

Attachment K

QUARTERLY POLITICAL ACTIVITY CERTIFICATION FORM

Period Covered by the Report - 20

First Quarter                  Second Quarter          Third Quarter          Fourth Quarter

Other Period

Except as otherwise described below, during the period covered by this report, I have not, directly or indirectly (including through a family member or political action committee “PAC”):

a.	Made a Political Contribution to any Official of a Government Entity;

b.	Solicited or Coordinated (i) Political Contributions to an Official of a Government Entity, or (ii) payments to a political party of a state or locality;

b.	Compensated any third parties for Soliciting Government Entity advisory clients;

c.	Volunteered for a political campaign or PAC;

d	Established, controlled, contributed to, or otherwise been involved with a PAC; or

e.	Undertaken any political activity using the Company’s name, during the Company’s working hours, on the Company’s premises, or with the use of any Company equipment, property, funds or personnel.

Describe any exceptions. For any activity identified above which you engaged in with the pre-approval of the Company’s CCO, briefly describe the nature of the activity and the date of the CCO’s approval. For any other activity, describe the nature of the activity and include, to the extent applicable, all information required to be reported on the Political Contribution Request Form.

Name:

Signature:	Date: